                                                                       EXHIBIT 5









                                                  January 5, 1998


Ameren Corporation
1901 Chouteau Avenue
St. Louis, Missouri  63103

    Re: Registration Statement on Form S-8 Relating to 600,000 Shares of Common Stock, Including Related Plan Interests

Ladies and Gentlemen:

         I have examined the Registration Statement on Form S-8 (the "Registration Statement") filed by Ameren Corporation, a Missouri corporation (the "Company"), with the Securities and Exchange Commission on January 5, 1998 in connection with the registration under the Securities Act of 1933, as amended, of 600,000 shares of the Common Stock, $.01 par value per share, including related plan interests (the "Common Stock"), of the Company to be offered and sold pursuant to (a) the Central Illinois Public Service Company Employee Long-Term Savings Plan, (b) the Central Illinois Public Service Company Employee Long-Term Savings Plan - IUOE No. 148 and (c) the Central Illinois Public Service Company Employee Long-Term Savings Plan - IBEW No. 702.

         As Vice President and General Counsel of the Company, I have examined the Restated Certificate of Incorporation and the By-laws of the Company, each as amended to the date hereof, the records of corporate proceedings and other actions taken by the Company in connection with the authorization, issuance and sale of the Common Stock and such other documents and materials as I have deemed necessary or appropriate to enable me to deliver this opinion.

         Based upon the foregoing, I am of the opinion that:

         Subject to (i) compliance with applicable state securities laws and
(ii) the filing and effectiveness of the Registration Statement with the Securities and Exchange Commission, the Common Stock, when issued and sold in the manner described in the Registration Statement, will be legally issued, fully paid and nonassessable.

         I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                       Yours truly,


                                       /s/William E. Jaudes
                                       -----------------------------------
                                       William E. Jaudes
                                       Vice President and General Counsel
                                       Ameren Corporation